Cancellation Agreement of the Equity Transfer Contract

Equity Transfer Contract
Party A (Transferee): Shanghai Wanxing Bio-Pharmaceutical Co., Ltd

Equity Transfer Contract
Party B (Transferor): Liang Hong, Sun Zhigang, Gu Mintong, Dai Jianping, Zhao Suqin

[The registered capital of the company is RMB 10 million: Lianghong holds 83.5% shares; Sun Zhigang holds 7% shares; Gu Mintong holds 5% shares; Dai Jianping holds 3% shares; Zhao Suqin holds 1.5% shares]

Whereas:

1.  On June 25, 2007, Party A and Party B entered into a Memorandum in which Party B agreed to transfer 90% of the equity of Suzhou Boai Medical Development Co., Ltd. to Party A.

On August 6, 2007, Party A and Party B signed the Equity Transfer Contract

2.  Party A paid the deposit RMB 2 million and part equity transfer fee RMB 3.4 million to party B on July 4, 2007 and August 7, 2007, respectively under conditions of the Memorandum and Equity Transfer Contract.

3. According to the Equity Registration Change Approval of Suzhou Industry and Commerce Administration Bureau on August 31, 2007, Liang Hong registered and actually paid capital RMB 1 million; Shanghai Wanxing Bio-Pharmaceutical Co., Ltd registered and actually paid capital RMB 9 million. (Note: received payments from Party A including the deposit RMB 2 million and equity transfer fee RMB 3.4 million).

Now, therefore, in consideration of the mutual friendly consultation, based on equality and mutual benefit principals, BOTH PARTIES HERETO COVENANT AND AGREE WITH EACH OTHER as follows:

1. On November 22, 2007, Party B proposed to terminate the Equity Transfer Contract signed on August 6, 2007; On December 25, 2007, Party A agreed to terminate the Equity Transfer Contract. Accordingly, the Equity Transfer Contract was cancelled through the negotiation of both parties.

2. Party A agrees to cooperate with Party B on the registration change since the date this agreement taken into effect and restores the equity registry of Suzhou Boai Medical Development Co., Ltd. to the original status before the Equity Transfer Contract was entered into. Party A shall revise related rules of articles of association as well and try to complete registration change before January 28, 2008.

3. Party B shall cooperate with Party A for the 2007 annual audit on Suzhou Boai Medical Development Co., Ltd.(Proposed dates are February 18-March 3, 2008).

4. Party A agrees that:

I. Party B will not return the paid deposit RMB 2 million to Party A.

II. Party A agrees to pay Party B RMB 600,000 for the economic loss, which will be deducted from the RMB 3.4 million equity transfer fee.

III. Party B shall return the equity transfer fee RMB 2 million to Party A within 3 days after this agreement is signed by both parties.

IV. Party B shall pay RMB 800,000 in full to Party A within 5 days when the 2007 annual audit on Suzhou Boai Medical Development Co., Ltd. is completed and Party A returns all original files, confidential information and carriers to Suzhou Boai Medical Development Co., Ltd.

Accordingly, all the capitals related to the equity transfer are clear.

5. After the Equity Transfer Contract is terminated, term 2 (confidential information scope), 4 (liability) and 5 (liability) of the Confidentiality Contract signed on April 28, 2007 shall be binding upon Party A (which is Party B in the Confidentiality Contract as the information receptor); Party A shall continue complying with the Confidentiality Contract.
Party A shall not use/publish the confidential information of Suzhou Boai Medical Development Co., Ltd. or disclose to any third party for any reason. Otherwise Party A shall take all law responsibilities and compensate for all economic loss of Party B.

6. Both parties should strictly execute this agreement. All disputes arising from the execution of this agreement shall be settled through friendly consultations. In case no settlement can be reached, the case in dispute shall then be submitted to the local court where this agreement is fulfilled.

7. This agreement will be effective on the date stamped or signed by both parties.

The contract is made out in quadruplicate and each party holds two with equal legal effect.

Party A: Shanghai Wanxing Bio-Pharmaceutical Co., Ltd
Authorized Representative: /s/ Zhuangzhong

January 22, 2008

Party B: /s/ Lianghong, /s/ Dai Jianping, /s/ Sun Zhigang, /s/ Gu Mintong, /s/ Zhao Suqin

January 22, 2008